UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2024

__________________________________________

LAKELAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1525 Perimeter Parkway, Suite 325 Huntsville, AL 35806

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2024, the Board of Directors (the “Board”) of Lakeland Industries, Inc. (the “Company”) appointed Martin G. Glavin as a Class II director of the Company and as a member of the Audit Committee of the Board, effective February 1, 2024. In connection with such appointment, the Board determined that Mr. Glavin is independent within the meaning of the Nasdaq listing standards and also meets the standards of director independence for audit committee members set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

In connection with Mr. Glavin’s appointment to the Board, and consistent with the Board’s current compensation arrangements for non-employee directors as described in the Company’s Definitive Proxy Statement for its 2023 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2023, Mr. Glavin will be eligible to receive the Company’s standard annual retainer for non-employee directors and additional annual retainer for serving as a member of the Audit Committee. Mr. Glavin also will be eligible to receive equity awards as part of the Company’s standard compensation for non-employee directors, as well as reimbursement of expenses.

There is no arrangement or understanding between Mr. Glavin and any other person pursuant to which he was selected as a director of the Company. There are no transactions in which Mr. Glavin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Roger D. Shannon
Roger D. Shannon
Chief Financial Officer

Date: January 17, 2024

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